SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ---------------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                       Date of Report - September 9, 1996
                       (Date of earliest event reported)



                               MEDIQ INCORPORATED
             (Exact name of registrant as specified in its charter)




            Delaware                      1-8147                  51-0219413
(State or other jurisdiction of   (Commission file number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)




                  One MEDIQ Plaza, Pennsauken, New Jersey 08110
               (Address of principal executive offices, zip code)


                            Area Code (609) 665-9300
                               (Telephone number)


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Item 5.  Other Events

                MEDIQ Incorporated (AMEX:MED) entered into an agreement with NutraMax Products, Inc. (NASDAQ:NMPC) which will result in the monetization of all of MEDIQ's 47% ownership interest in NutraMax at $9 per NutraMax share.

                Under the terms of the agreement MEDIQ will receive from NutraMax cash of $16,041,000 at closing and an interest bearing Note in the amount of $20,294,000 payable when the NutraMax shares owned by MEDIQ, which are held in escrow in support of MEDIQ's 7 1/2% Subordinated Debentures due 2003, are released.

                The transaction, which is subject to the arrangement of financing by NutraMax and a majority vote of NutraMax's shareholders, other than MEDIQ, is expected to close by December 31, 1996.

                MEDIQ Incorporated, whose shares (MED and MED.Pr) and debentures (MED.C and MED.NP) are traded on the American Stock Exchange, through its wholly owned subsidiary, MEDIQ/PRN Life Support Services, Inc., is the largest movable critical care and life support medical equipment rental business in the United States.



Item 7.  Financial Statements and Exhibits

(c)  Exhibits.

Exhibit 99 - Press Release dated September 9, 1996.


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Exhibit 99

                IMMEDIATE  (September 9, 1996)

                Michael F. Sandler
                Senior Vice President-Finance
                MEDIQ Incorporated
                (609)  665-9399

                MEDIQ TO MONETIZE ITS INTEREST IN NUTRAMAX


                PENNSAUKEN, N.J. -- MEDIQ Incorporated (AMEX:MED) today reported entering into an agreement with NutraMax Products, Inc. (NASDAQ:NMPC) which will result in the monetization of all of MEDIQ's 47% ownership interest in NutraMax at $9 per NutraMax share.

                Under the terms of the agreement MEDIQ will receive from NutraMax cash of $16,041,000 at closing and an interest bearing Note in the amount of $20,294,000 payable when the NutraMax shares owned by MEDIQ, which are held in escrow in support of MEDIQ's 7 1/2% Subordinated Debentures due 2003, are released.

                The transaction, which is subject to the arrangement of financing by NutraMax and a majority vote of NutraMax's shareholders, other than MEDIQ, is expected to close by December 15, 1996.

                Thomas E. Carroll, President and Chief Executive Officer of MEDIQ, said that "we are extremely pleased with this transaction because it is another significant step in implementing MEDIQ's strategic plan to reduce debt from the sale of non-core assets."

                MEDIQ Incorporated, whose shares (MED and MED.Pr) and debentures (MED.C and MED.NP) are traded on the American Stock Exchange, through its wholly owned subsidiary, MEDIQ/PRN Life Support Services, Inc., is the largest movable critical care and life support medical equipment rental business in the United States.

                Some of the information presented in this press release constitutes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. For additional information concerning important factors which may cause the Company's actual results to differ materially from expectations and underlying assumptions, please refer to the reports filed by the Company with the Securities and Exchange Commission.


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                      MEDIQ INCORPORATED AND SUBSIDIARIES






                                   SIGNATURE
                                   ---------



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                                MEDIQ Incorporated
                                                ------------------
                                                   (Registrant)





September 23, 1996
- ------------------
    (Date)                                      /s/ Michael F. Sandler
                                                ----------------------
                                                Michael F. Sandler
                                                Senior Vice President - Finance
                                                and Chief Financial Officer





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